EXHIBIT 23.3


                        LETTERHEAD OF GRAHAM & JAMES LLP


                            CONSENT OF LEGAL COUNSEL

To Board of Directors
Pacific Capital Bancorp:

We hereby consent to the use in the Form S-4 Registration Statement of Pacific Capital Bancorp ("Pacific Capital") to be filed on or about August 14, 1996, relating to the registration of shares of common stock of Pacific Capital (the "Shares") to be issued in the merger of South Valley Bancorporation ("South Valley") with and into Pacific Capital pursuant to that certain Agreement and Plan of Reorganization entered into as of July 18, 1996 by and between Pacific Capital and South Valley, of our opinion as to the legality of the Shares as set forth in Exhibit 5 to the Registration Statement.

In addition, we consent to the reference to our firm under the leading "Legal Matters" in the Joint Proxy Statement/Prospectus which is included in the Registration Statement on Form S-4.


                                               /s/ Graham & James LLP

San Francisco, California
August 14, 1996

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